UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): January 25, 2012
Emerson Electric Co.
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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
       ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary
(Percent change.  Trailing 3-month average versus prior year.)

	October ‘11	November ‘11	December ‘11
Process Management	+10 to +15	+5 to +10	+15
Industrial Automation	0 to +5	0 to +5	0 to +5
Network Power	0	-10 to -5	-10 to -5
Climate Technologies	-5 to 0	-10 to -5	-10 to -5
Tools and Storage	+10 to +15	+5 to +10	+5 to +10
Total Emerson	+5	0	0 to +5

December 2011 Order Comments:

Emerson’s trailing three-month orders grew modestly, as strength in Process Management and Tools and Storage continued despite an uncertain global economic environment.  Partially offsetting this strength, Network Power and Climate Technologies remained under pressure with end market weakness.  Order trends slowed slightly compared to last month, excluding currency.  Expectations for underlying sales growth in 2012 remain at 5 to 7 percent.

Global oil and gas investment continued to drive robust order trends in Process Management despite greater than 20 percent growth reported in the prior year.  Strong backlog and continuing project activity supports a favorable outlook for 2012.

Industrial Automation end markets remained stable, with slight improvement in order trends supported by strong growth in the ultrasonic welding, fluid automation, and electrical distribution businesses.  Reduced government subsidies globally continued to negatively affect the wind and solar energy businesses.

Order trends in Network Power were weak, with mixed results across the segment.   The North America energy systems and European businesses declined the most, affected by delayed infrastructure investment by U.S. telecommunications service providers and European economic weakness.  Thailand supply chain disruptions continued to affect the embedded computing and power business, which in total showed signs of stabilizing.  Asia and Latin America experienced strong growth.

Climate Technologies orders remained consistent with the prior month trends, as OEM inventory liquidation and global residential and commercial construction weakness weighed on demand.  Challenging conditions in the North America, Asia and Europe air conditioning markets were partially offset by modest growth in the global refrigeration business.  Recovery from channel inventory corrections in North America and China should begin by mid-2012.

Solid order growth in Tools and Storage was primarily driven by the professional tools, food waste disposers, and commercial storage businesses, as improvement in U.S. commercial construction continued.

Upcoming Investor Events:

On Tuesday, February 7, 2012, Emerson will issue the Company’s first quarter 2012 results.  Senior management will discuss the results during an investor conference call at 2:00 p.m. ET (1:00 p.m. CT) the same day.  All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Emerson’s website at www.Emerson.com/financial and completing a brief registration form.  A replay of the conference call will be available for the next three months at the same location on the website.

On Tuesday, February 14, 2012, Emerson senior management will host the Company’s annual investor conference in New York City from 8:30 a.m. to 11:45 a.m. ET.  Access to a webcast of the conference presentations, as well as the presentation slides, will be available in the Investor Relations area of Emerson’s website at www.Emerson.com/financial at the time of the event.  A replay of the webcast and the presentation slides will be available for approximately one week at the same location on the website.

Updates and further details on this and other upcoming events will be posted in the Calendar of Events area in the Investor Relations section of the corporate website as they occur.

Reconciliations of Non-GAAP Financial Measures
The following reconciles non-GAAP measures with the most directly comparable GAAP measure:

2012E Net Sales
Underlying Sales (Non-GAAP)	+5% to +7%
Acq./Div./Currency	~(1%)
Net Sales	+4% to +6%

Forward-Looking and Cautionary Statements:

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, and competitive and technological factors, among others, as set forth in the Company's most recent Form 10-K filed with the SEC.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: January 25, 2012	By:	/s/ Timothy G. Westman
Timothy G. Westman Vice President, Associate General Counsel and Assistant Secretary